Exhibit 4.4

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (B) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

ARKO CORP. WARRANT

Warrant No.: [ ]	Issued on [_______], 2020
[_______] Warrant Shares

THIS CERTIFIES THAT, for value received, [WARRANT HOLDER] (or a permitted transferee thereof) (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from ARKO Corp., a Delaware corporation (the “Company”), at the applicable Warrant Price (as defined below) up to that number of fully paid and non-assessable Warrant Shares, subject to adjustment from time to time as set forth in Section 6, upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of an amount equal to the product obtained by multiplying the Warrant Price by the number of Warrant Shares so purchased in lawful money of the United States. The Warrant Price and the number and character of Warrant Shares purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant has been issued pursuant to the terms of that certain equity purchase agreement (the “Purchase Agreement”), dated as of [___], 2020, by and among the Company, Haymaker Acquisition Corp. II, a Delaware corporation, and each of the entities listed on Exhibit B attached thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. This Warrant replaces and supercedes Warrant Number [__], issued to the Holder on [____], 20[    ] (the “Original Warrant”). The Holder acknowledges and agrees that the Original Warrant is hereby terminated and is no longer in force and effect.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“A&R Certificate of Incorporation” means that certain amended and restated certificate of incorporation of the Company, dated as of [___], 2020.

“Business Day” means a day except a Saturday, a Sunday or other day on which the Securities and Exchange Commission or banks in the City of New York or the State of Delaware are required by law to be closed.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Common Stock” means shares of common stock of the Company, par value $0.0001 per share.

“Company Organizational Documents” means the A&R Certificate of Incorporation and the bylaws of the Company.

“Effective Date” means [___], 2020.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Exercise Period” has the meaning set forth in Section 2.1.

“Maturity Date” means the fifth anniversary of the Effective Date.

“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Price” means $10.00 per Warrant Share, subject to adjustments as provided herein.

“Warrant Shares” means [__] shares of Common Stock. The number and character of Warrant Shares are subject to adjustment as provided herein.

2. EXERCISE.

2.1 Exercisability of the Warrant. Subject to the terms and conditions of this Warrant, this Warrant may be exercised by the Holder, in whole, from the Effective Date until the Maturity Date (such period, the “Exercise Period”).

2.2 Method of Exercise. This Warrant shall be exercised by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and by payment in a form specified in Section 2.3 of an amount equal to the product obtained by multiplying (i) the number of Warrant Shares to be purchased by the Holder by (ii) the Warrant Price as determined in accordance with the terms hereof.

2.3 Form of Payment. Payment for the Warrant Shares upon exercise may be made, at the election of the Holder, by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, or (c) any combination of the foregoing.

2.4 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1 confirming and acknowledging that the representations and warranties of the Holder set forth in Section 4.1 of the Purchase Agreement are true and complete as of the date of exercise.

3. ISSUANCE OF WARRANT SHARES. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As soon as practicable on or after such date (in any event within five (5) Business Days), and if the shares of Common Stock are then certificated, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

4. RIGHTS ATTACHING TO THE WARRANT SHARES. The Warrant Shares issued pursuant to the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

5. RESERVED.

6. ADJUSTMENT PROVISIONS. The number and character of the Warrant Shares issuable upon exercise of this Warrant and the Warrant Price therefor, are subject to adjustment upon each event in Sections 6.1 through 6.3 occurring between the Effective Date and the earlier of the time that it is exercised or the Maturity Date:

6.1 Adjustment for Splits; Subdivisions; and Combinations. The Warrant Price and the number of Warrant Shares for which this Warrant remains exercisable shall each be proportionally adjusted on an equitable basis in the event that the Company (i) forward splits or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (ii) reverse splits or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock.

6.2 Adjustment for Reorganization, Consolidation, Merger. (a) In case of any reclassification or reorganization of the Company or (b) in case the Company shall consolidate with or merge into one or more other corporations or entities, in each case that results in the holders of Warrant Shares becoming entitled to receive stock or securities or property (in each case other than Warrant Shares) with respect to or in exchange for such Warrant Shares (each, a “Reorganization Event”), then, and in each such case, the Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the Warrant Shares, the stock or other securities or property which the Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, the Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

6.3 Conversion of Warrant Shares. In case all (a) the authorized Warrant Shares are converted into other securities or property of the Company, or (b) the Warrant Shares otherwise cease to exist or to be authorized by the Company Organizational Documents (each, a “Conversion Event”), then the Holder, upon exercise of this Warrant at any time after such Conversion Event, shall receive, in lieu of the number of Warrant Shares that would have been issuable upon exercise of this Warrant immediately prior to such Conversion Event, the other securities or property of the Company that the Holder would have been entitled to receive upon the Conversion Event, if, immediately prior to such Conversion Event, the Holder had completed such exercise of this Warrant.

6.4 Notice of Adjustments. The Company shall promptly give written notice of each adjustment under this Section 6 of the Warrant Price or the number of Warrant Shares or other securities that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

6.5 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of Warrant Shares issuable upon its exercise.

6.6 Fractional Shares. No fractional shares of Common Stock or strips representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of a share of Common Stock.

7. COVENANTS OF THE COMPANY.

7.1 No Impairment. The Company will not, by amendment of the Company Organizational Documents, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the material terms of this Warrant, but will at all times in good faith assist in the carrying out of all such material terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary in order that the Company may duly and validly issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant.

7.2 Reservation of Warrant Shares. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, take such corporate or other requisite action as required in order to have authorized and reserved, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the exercise of this Warrant from time to time as these Warrants are presented for exercise in accordance with the terms hereof. If, at any time during the Exercise Period, the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will promptly take such corporate or other requisite action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant in accordance with the terms hereof will be duly authorized, validly issued, fully paid, non-assessable, free from all taxes, liens and charges with respect to the issuance thereof and free and clear of preemptive rights.

8. GENERAL PROVISIONS.

8.1 Transfer Restrictions of the Warrant. This Warrant and all rights hereunder may not be transferred by the Holder, in whole or in part, without the written consent of the Company, which written consent may be withheld or given in the Company’s sole discretion; provided, however, no such written consent of the Company shall be required with respect to a transfer of this Warrant by the Holder to an Affiliate thereof, provided however that any such transferee shall enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth in this Warrant. Any purported transfer of this Warrant in violation of this Section 8.1 shall be null and void ab initio, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such transfer.

8.2 No Voting or Other Rights. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder or other securityholder of the Company. In the absence of valid exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder or other securityholder of the Company for any purpose.

8.3 Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties hereto irrevocably consent to the exclusive jurisdiction of the (a) federal courts located in the State of Delaware, and (b) the state courts of the State of Delaware, for the settlement of any disputes that arise under this Agreement. Each of the parties hereto waives any objection to the venue in any such proceeding, whether on the grounds of forum non-conveniens or otherwise.

8.4 Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

8.5 Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address listed on the signature page (or at such other address as it may designate by notice in writing to the Holder) and to the Holder at its address of record in the Company’s books and records, or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other party hereto.

8.6 Amendment; Waiver. Any term of this Warrant may from time to time be amended, modified or waived (either generally or in a particular instance and either retroactively or prospectively) by the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.7 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.

THE COMPANY:

ARKO Corp.

By:

Name:

Title:

By:

Name:

Title:

HOLDER:

[___________]

By:

Name:

Title:

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of the Warrant)

To: ARKO Corp., a Delaware corporation (the “Company”)

We refer to that certain Warrant of the Company, Warrant No. ___, issued on [__], 2020 (the “Warrant”). Defined terms used but not defined herein shall have the meaning set forth in the Warrant.

❒    Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase _________ Warrant Shares of the Company (the “Warrant Shares”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares of Common Stock in full.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 4.1 of the Purchase Agreement as they apply to the undersigned Holder continue to be true and complete as of this date. Please issue a certificate or certificates representing such Warrant Shares in Holder’s name and deliver such certificate(s) to Holder at the address set forth below:

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

WHEREFORE, the undersigned Holder has executed and delivered the Warrant and this Subscription Form as of the date set forth below.

Date:	[INSERT HOLDER’S NAME]

By:

Its: